EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
FormFactor, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-198760) on Form S-3 and Form S-8 (Nos. 333-226432, 333‑222551, 333‑212587, 333‑195744, 333‑188363, 333‑181450, 333‑179589, 333‑172318, 333‑165058, 333‑157610, 333‑149411, 333‑148198, 333‑139074, 333‑125918, 333‑115137, and 333-106043) of FormFactor, Inc. of our report dated February 26, 2019, with respect to the consolidated balance sheets of FormFactor Inc. as of December 29, 2018 and December 30, 2017, and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity, and cash flows for each of the years in the three-year period ended December 29, 2018, and the effectiveness of internal control over financial reporting as of December 29, 2018, which report appears in the December 29, 2018 annual report on Form 10-K of FormFactor, Inc. Our report refers to a change in the method of accounting for revenue from contracts with customers for the year-ended December 29, 2018 due to the adoption of Accounting Standards Codification 606, Revenue from Contracts with Customers.

/s/ KPMG LLP
Portland, Oregon
February 26, 2019